FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         This First Amendment to Employment Agreement, made and dated as of March 31, 1997, by and between MFB Financial (formerly Mishawaka Federal
Savings), a federal savings bank ("Employer"), and Michael J. Portolese, a resident of St. Joseph County, Indiana ("Employee"), amends the Employment Agreement entered into by and between the Employer and Employee dated as of March 24, 1994 (the "Employment Agreement") as follows:

         1.       Paragraph 3 of the Employment Agreement is amended to provide:

                  "3. The term of this Agreement shall begin April 1, 1997 (the "Effective Date") and shall end on the date which is three years following such date; provided, however, that such term shall be extended for an additional month on the first day of each month succeeding April 1, 1997, so as to continue to maintain a three-year term and shall continue to be so extended if Employer's Board of Directors determines by resolution to extend this Agreement prior to each anniversary of the Effective Date. If either party hereto gives written notice to the other party not to extend this Agreement in any given month or if the Board does not determine to extend the Agreement prior to each anniversary of the Effective Date, no further extension shall occur and the term of this Agreement shall end three years subsequent to the first day of the month in which such notice not to extend is given or three years subsequent to the anniversary as of which the Board does not elect to continue extending this Agreement (such term, including any extension thereof shall herein be referred to as the "Term"). Notwithstanding the foregoing, this Agreement shall automatically terminate (and the Term of this Agreement shall thereupon end) without notice when Employee attains 65 years of age."

         2. All other terms of the Employment Agreement remain in full force and effect and are unchanged by this Amendment to Employment Agreement.

         IN  WITNESS  WHEREOF,   the  parties  have  caused  this  Amendment  to
Employment Agreement to be executed and delivered as of the day and year first above set forth.


                                         MFB FINANCIAL

                                         By: /s/ Charles J. Viater
                                             ------------------------------
                                             Charles J. Viater, President

                                             "Employer"


                                             /s/ Michael J. Portolese
                                             ------------------------------
                                             Michael J. Portolese

                                             "Employee"